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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                                  ------------

                FOR SECURITIES OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              ACCESS BEYOND, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                         Delaware                          52-1987873
        (State of Incorporation or Organization)        (I.R.S. Employer
                                                        Identification no.)

        1300 Quince Orchard Blvd.
        Gaithersburg, MD                                     20878
        (Address of Principal Executive Offices)           (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon filing    securities and is to become effective
pursuant to General                        effectiveness of a concurrent
Instruction A(9c)(1) please check          registration statement under the
the following box. [ ]                     Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each Class is to be Registered
        -------------------                 ------------------------------

        Common Stock, $.01 par value        Nasdaq National Market
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the Registrant's common stock, par value $.01 per share, as set forth under the caption "Description of Capital Stock -- Company Stock" contained in Amendment No. 2 to Registrant's Registration Statement on Form S-1 (Registration No.333-10741) as filed with the Securities and Exchange Commission on October 15, 1996, is hereby incorporated by reference.

ITEM 2. EXHIBITS

        The following documents are being filed* as exhibits to the registration statement:

        Exhibit Number    Description
        --------------    -----------

               1 Amendment No. 2 to Registrant's Registration Statement on Form S-1 (Registration No. 333-10741)

               2 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Form S-l)

               3 By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Form S-1)

               4    Specimen Common Stock Certificate



*Pursuant to Instruction II of Form 8-A, the listed exhibits are being filed with the Nasdaq National Market, but are not being filed with the Securities and Exchange Commission.

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                                   SIGNATURE

        Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      ACCESS BEYOND, INC.

Date: November 7, 1996                By: /s/ Richard D. Rose
                                      Name: Richard D. Rose
                                      Its: Chief Financial Officer and Secretary